Exhibit 99.2

John Deere Owner Trust 2005

Statement to Noteholders

$183,900,000   Class A-1 3.396% Asset Backed Notes due June 15, 2006

$169,000,000   Class A-2 3.79% Asset Backed Notes due December 17, 2007

$215,000,000   Class A-3 3.98% Asset Backed Notes due June 15, 2009

$172,600,000   Class A-4 4.16% Asset Backed Notes due May 15, 2012

    $11,275,240   Asset Backed Certificates

Payment Date:

15-Sep-06

(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$12,214,782.40
per $1,000 original principal amount:	$72.28

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Total	$12,214,782.40

(2) Interest on the Notes

(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(b) A-2 Notes:	$208,452.18
per $1,000 original principal amount:	$1.23

(c) A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d) A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e) Total	$1,519,882.18

(3) After giving effect to distributions on current Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000

(b) (i) outstanding principal amount of A-2 Notes:	$53,785,908.02
(ii) A-2 Note Pool Factor:	0.3182598

(c) (i) outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

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(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$452,661,147.71

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$448,696,196.19

(6) Pool Face Amount at the end of the related Collection Period:	$498,540,831.07

(7) Amount of Servicing Fee earned:	$384,675.72

per $1,000 original principal amount:	$0.51
Amount of Servicing Fee earned:	$384,675.72
Amount of Servicing Fee paid:	$384,675.72
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$720,197.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.16%

(13) Rolling three month 60 days or more past due as a % of Pool Balance	0.18%

(14) Face Amount of Receivables 60 days or more past due:	$7,504,319.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.51%

(16) Aggregate amount of net losses for the collection period	$138,988.18

(17) Aggregate amount of net losses since 26-May-05	$1,059,575.59

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.14%

(19) Face Amount of Receivables 60 days or more past due as a % of the Pool Balance	1.67%

(20) Rolling three month average of Face Amount 60 days past due as % of the Pool Balance (Avg. Delinquency Ratio)	1.60%

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